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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 4, 1997, except for note 15, as to which the date is February 11, 1997, accompanying the financial statements of CF Mutual Holdings and Subsidiaries contained in the Registration Statement on Form S-1 and the Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and the Prospectus, and to the use of our name as it appears under the caption "Experts."


                                                PORTER KEADLE MOORE LLP



                                              Successor to the practice of
                                              Evans, Porter, Bryan & Co.
    Atlanta, Georgia


    May 8, 1997